Exhibit 99.1

Puglisi & Associates

July 25, 2016

XL Group Ltd/XL Group plc/XLIT Ltd.
Attn: Kirstin R. Gould

Harbor Point

100 Washington Boulevard

Stamford, CT 06902

Re:    Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of XL Group Ltd, XL Group plc and XLIT Ltd. (the “Registration Statement”)

Ladies and Gentlemen:

Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, hereby accepts its appointment as agent for service of process for XL Group Ltd, XL Group plc and XLIT Ltd., in connection with the Registration Statement.

Any process received by us will be forwarded to:

XL Group Ltd/XL Group plc/XLIT Ltd.
Attn: Kirstin R. Gould
Brookfield Place
200 Liberty Street, 22nd Floor
New York, New York 10281
(212) 905-3320

We acknowledge receiving $500.00 as payment for the current year of this appointment, which is renewable annually.

Our acceptance of this designation and our continued representation is contingent upon our receipt of timely payment of our charges for this service.

Very truly yours,

Puglisi & Associates

By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director